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                                                                    EXHIBIT 10.8

                                BANK RHODE ISLAND

                               AMENDMENT NO. 1 TO

                     NONQUALIFIED DEFERRED COMPENSATION PLAN


         WHEREAS, Bank Rhode Island (the "Company") desires to amend the provisions of the Company's Nonqualified Deferred Compensation Plan (the "Plan") to reflect a change in the rate of interest which is credited on a participant's account balance under the Plan; and

         WHEREAS, under Section 7.1 of the Plan, the Board of Directors of the Company may amend the Plan, provided that such amendment shall not reduce or eliminate any balance on a Participant's Deferred Compensation Account accrued through the date of such amendment; and

         WHEREAS, the Board of Directors of the Company has approved amending the rate of interest which is credited on a participant's account balance under the Plan; and

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 4.2 of the Plan is amended in its entirety to read as follows:

         "4.2. INTEREST ON DEFERRAL ACCOUNT. As of each Valuation Date, the Plan Administrator shall adjust amounts in a Participant's Deferred Compensation Account to reflect earnings attributable to the Participant's Deferred Compensation Account. Earnings on amounts in a Participant's Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue to accrue until the entire balance in the Participant's Deferred Compensation Account has been distributed. Prior to January 1, 1999 the earnings credited to a Participant's Deferred Compensation Account for any Plan Year shall be credited at a rate of interest equal to the yield quoted by Moody's Investors Service as of the last business day of the preceding calendar year for the BaaI 30 year corporate bond index. Effective January 1, 1999 Participant's account balances shall be credited with interest at the greater of (a) the interest rate of 30 year Baa 1 rated corporate bond index and (b) the Bank's projected rate of return on average earning assets as reflected in the Bank's budget for such year."


         2. All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.


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         IN WITNESS WHEREOF, the Company has caused this Amendment to the
Nonqualified Deferred Compensation Plan to be executed by its duly authorized officer as of the 1st day of January 1999.

                                                BANK RHODE ISLAND


                                                By: /s/ Merrill W. Sherman
                                                   -----------------------
                                                    Merrill W. Sherman,
                                                    President

Attest:

   /s/ Margaret D. Farrell
--------------------------
Secretary




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                                                                    EXHIBIT 10.8


                                BANK RHODE ISLAND

                     NONQUALIFIED DEFERRED COMPENSATION PLAN


                                    SECTION 1

                                   DEFINITIONS


1.1. "CODE" means the Internal Revenue Code of 1986, as amended from time to. time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

1.2. "COMPANY" means Bank Rhode Island, a Rhode Island banking corporation.

1.3. "COMPENSATION" means total taxable salary, bonuses and commissions paid to a Participant by the Employer (determined without regard to any amounts in the Participant's Deferred Compensation Account).

1.4. "DEFERRED COMPENSATION ACCOUNT" means the bookkeeping account maintained under the Plan in the Participant's name to reflect amounts deferred under the Plan pursuant to Section 3 and any Company Contributions made on behalf of the Participant pursuant to Section 3.

1.5. "DEFERRAL ELECTION" means a written notice filed by the Participant with the Company specifying the Compensation to be deferred by the Participant.

1.6. "DISTRIBUTION DATE" means the date a Participant terminates employment with the Company for whatever reason, unless such termination of employment is for Good Cause.

1.7. "EFFECTIVE DATE" means January 1, 1997.

1.8. "EMPLOYEE" means an employee of the Company who meets the eligibility criteria set forth in Subsection 3.1 of the Plan and who is a member of a select group of management or highly compensated employees as defined under ERISA or the regulations thereunder.

1.9. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.


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1.10. "EXCESS CONTRIBUTIONS" means contributions determined to be excess contributions or excess deferrals (as such terms are defined in the regulations under Section 401(k) of the Code) for the Plan Year under a plan maintained by an Company that is qualified under Sections 401(a) and 401(k) of the Code.

1.11. "PARTICIPANT" means an Employee who meets the eligibility criteria set forth in Subsection 3.1 and who has made a Deferral Election in accordance with the terms of the Plan.

1.12. "PLAN" means the provisions of the Plan, as set forth herein.

1.13. "PLAN YEAR" means the calendar year.

1.14. "UNFORESEEABLE FINANCIAL EMERGENCY" means a severe financial hardship of the Participant resulting from:

         (a) expenses incurred or necessary for medical care, described in Code
Section 213(d) of the Participant, his or her spouse, children and other dependents,

         (b) the purchase (excluding mortgage payments) of the principal residence for the Participant,

         (c) payment of tuition and related educational expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or other dependents,

         (d) the need to prevent eviction of the Participant from or a foreclosure on the mortgage of, the Participant's principal residence, or

         (e) such other similar extraordinary and unforeseeable circumstances resulting from events beyond the control of the Participant.

Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Plan Administrator.

1.15. "VALUATION DATE" means the last day of any calendar month.

1.16 "401(k) PLAN" means the Bank RI 401(k) Plan, as amended. -----------

                                    SECTION 2

                           PURPOSE AND ADMINISTRATION

2.1. PURPOSE. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or


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highly compensated employees of the Company. The Plan is intended to be a top-hat plan described in Section 201(2) of ERISA. The Company intends that the Plan (and any Trust under the Plan (as described in Subsection 6.1)) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. The Company's obligations hereunder, if any, to a Participant (or to a Participant's beneficiary) shall be unsecured and shall be a mere promise by the Company to make payments hereunder in the future. A Participant (or the Participant's beneficiary) shall be treated as a general unsecured creditor of the Company.

2.2. ADMINISTRATION. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall serve at the pleasure of the Company's Board of Directors and may be removed by such Board, with or without cause. The Plan Administrator may resign upon prior written notice to the Company's Board of Directors.

The Plan Administrator shall have the powers, rights, and duties set forth in the Plan and shall have the power, in the Plan Administrator's sole and absolute discretion, to determine all questions arising under the Plan, including the determination of the rights of all persons with respect to the Plan and to interpret the provisions of the Plan and remedy any ambiguities, inconsistencies, or omissions. Any decisions of the Plan Administrator shall be final and binding on all persons with respect to the Plan and the benefits provided under the Plan. The Plan Administrator may delegate the Plan Administrator's authority under the Plan to one or more officers or directors of the Company; provided, however, that (a) such delegation must be in writing, and
(b) the officers or directors of the Company to whom the Plan Administrator is delegating authority must accept such delegation in writing.

If a Participant is serving as the Plan Administrator (either individually or as a member of a committee), the Participant may not decide or determine any matter or question concerning such Participant's benefits under the Plan that the Participant would not have the right to decide or determine if the Participant were not serving as the Plan Administrator.

                                    SECTION 3

                 ELIGIBILITY PARTICIPATION. DEFERRAL ELECTIONS.
                           AND EMPLOYER CONTRIBUTIONS

3.1. ELIGIBILITY AND PARTICIPATION. Subject to the conditions and limitations of the Plan, only those Employees of the Company who are designated as eligible to participate in the Plan by the Board of Directors of the Company shall be eligible to participate in the Plan:

Any individuals specified above by the Company may be changed by action of the Company. An Employee shall become a Participant in the Plan upon the


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execution and filing with the Plan Administrator of a written election to defer a portion of the Employee's Compensation. A Participant shall remain a Participant until the entire balance of the Participant's Deferred Compensation Account has been distributed.

3.2. RULES FOR DEFERRAL ELECTIONS. Any person identified in Subsection 3.1 may make a Deferral Election to defer receipt of Compensation he or she otherwise would be entitled to receive for a Plan Year in accordance with the rules set forth below:

         (a) All Deferral Elections must be made in writing on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator no later than the date specified by the Plan Administrator. In no event may a Deferral Election be made later than the last day of the Plan Year preceding the Plan Year in which the amount being deferred would otherwise be made available to the Participant. However, in the case of a Participant's initial year of employment or association with the Company, the Participant may make a Deferral Election with respect to Compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 days after the date the Participant first becomes eligible for the Plan. Furthermore, in the case of a short initial Plan Year, each Participant may make a Deferral Election with respect to Compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 days after the Effective Date.

         (b) With respect to Plan Years following the Participant's initial Plan Year of participation in the Plan, failure to complete a subsequent Deferral Election shall constitute a waiver of the Participant's right to elect a different amount of Compensation to be deferred for each such Plan Year and shall be considered an affirmation and ratification to continue the Participant's existing Deferral Election. However, a Participant may, prior to the beginning of any Plan Year, elect to increase or decrease the amount of Compensation to be deferred for the next following Plan Year by filing another Deferral Election with the Plan Administrator in accordance with paragraph (a) above.

         (c) A Deferral Election in effect for a Plan Year may not be modified during the Plan Year, except that a Participant may terminate the Participant's Deferral Election during a Plan Year in the event of an Unforeseeable Financial Emergency.

3.3.     AMOUNTS DEFERRED:


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         (a)      DEFERRAL OF A PERCENTAGE OF COMPENSATION. Commencing on the
                  Effective Date, a Participant may elect to defer (a) up to 50% of the Participant's Compensation (other than bonus) for a Plan Year and (b) up to 100% of the Participant's bonus for a Plan Year. The amount of Compensation deferred by a Participant shall be credited to the Participant's Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such Compensation would, but for the Participant's Deferral Election, be payable to the Participant.

         (b) DEFERRAL OF EXCESS CONTRIBUTIONS. Commencing on the Effective Date, a Participant may elect to defer an amount equal to the Excess Contributions (as defined in Section 1) payable to the Participant during a Plan Year. Such amount shall be credited to the Participant's Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such amount would, but for the Participant's Deferral Election, be payable to the Participant.

3.4. EMPLOYER CONTRIBUTIONS. The Company shall credit to the Deferred Compensation Account of any Participant the amount of the matching contribution the Company would have made for the Plan Year under the Company's 401(K) Plan with respect to any Excess Contributions (as defined in Section 1). Any Company Contribution for a Plan Year will be credited to a Participant's Deferred Compensation Account as of the Valuation Date specified by the Company.

                                    SECTION 4

                         DEFERRED COMPENSATION ACCOUNTS

4.1. DEFERRED COMPENSATION ACCOUNTS. All amounts deferred pursuant to one or more Deferral Elections under the Plan and any Company Contributions shall be credited to a Participant's Deferred Compensation Account and shall be adjusted under Subsection 4.2.

4.2. INTEREST ON DEFERRAL ACCOUNT. As of each Valuation Date, the Plan Administrator shall adjust amounts in a Participant's Deferred Compensation Account to reflect earnings attributable to the Participant's Deferred Compensation Account. Earnings on amounts in a Participant's Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue to accrue until the entire balance in the Participant's Deferred Compensation Account has been distributed. The earnings credited to a Participant's Deferred Compensation Account for any Plan Year shall be credited at a rate of interest


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equal to the yield quoted by Moody's Investors Service as of the last business day of the preceding calendar year for the BaaI 30 year corporate bond index.

4.3. VESTING. A Participant shall be fully vested in the amounts in the Participant's Deferred Compensation Account attributable to both the Participant's Deferral Elections and the Company's Contributions under the Plan.

         Notwithstanding the vesting set forth above, the balance in a Participant's Deferred Compensation Account attributable to Company Contributions will be forfeited (and neither the Participant nor the Participant's beneficiaries will have any rights thereto) if the Participant's employment with the Company is terminated for Good Cause. "Good Cause" means the Participant's fraud, dishonesty, or willful violation of any law that is committed in connection with the Participant's employment by the Company. Whether a Participant has been terminated for Good Cause shall be determined by the Plan Administrator.

                                    SECTION 5

                               PAYMENT OF BENEFITS

5.1. TIME AND METHOD OF PAYMENT. Payment of the vested portion of a Participant's Deferred Compensation Account shall be made as soon as practicable following the Valuation Date coincident with or next following the Participant's Distribution Date; Payment of the vested portion of a Participant's Deferred Compensation Account shall be made in a single, lump sum payment.

5.2. PAYMENT UPON DISABILITY. In the event a Participant becomes disabled (as defined below) while the Participant is employed by the Company, payment of the Participant's Deferred Compensation Account shall be made as soon as practicable after the Valuation Date coincident with or next following the date on which the Plan Administrator determines that the Participant is disabled. For purposes of this Subsection 5.2, a Participant shall be considered "Disabled" if the Participant is unable to engage in any substantially gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months. Whether a Participant is disabled for purposes of the Plan shall be determined by the Plan Administrator, and in making such determination, the Plan Administrator may rely on the opinion of a physician (or physicians) selected by the Plan Administrator for such purpose.

5.3. PAYMENT UPON DEATH OF A PARTICIPANT. A Participant's Deferred Compensation Account shall be paid to the Participant's beneficiary (designated in accordance with Subsection 5.4) in a single lump sum as soon as practicable following the Valuation Date coincident with or next following the Participant's death.


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5.4. BENEFICIARY. If a Participant is married on the date of the Participant's death, the Participant's beneficiary shall be the Participant's spouse, unless the Participant names a beneficiary or beneficiaries (other than the Participant's spouse) to receive the balance of the Participant's Deferred Compensation Account in the event of the Participant's death prior to the payment of the Participant's Deferred Compensation Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrator in accordance with rules and procedures adopted by the Plan Administrator for that purpose. A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrator. The latest beneficiary designation received by the Plan Administrator shall be controlling. If no beneficiary is named by a Participant, or if the Participant survives all of the Participant's named beneficiaries and does not designate another beneficiary, the Participant's Deferred Compensation Account shall be paid in the following order of precedence:

         (a)      The Participant's spouse;

         (b) The Participant's children (including adopted children) per stirpes; or

         (c)      The Participant's estate.

5.5. UNFORESEEABLE FINANCIAL EMERGENCY. If the Plan Administrator determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may receive in cash the portion of the balance of the Participant's Deferred Compensation Account needed to satisfy the Unforeseeable Financial Emergency, but only if the Unforeseeable Financial Emergency may not be relieved
(a) through reimbursement or compensation by insurance or otherwise or (b) by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship. A payment on account of an Unforeseeable Financial Emergency shall not be in excess of the amount needed to relieve such Unforeseeable Financial Emergency and shall be made as soon as practicable following the date on which the Plan Administrator approves such payment.

5.6. WITHHOLDING OF TAXES. In connection with the Plan, the Company shall withhold any applicable Federal, state or local income tax and any employment taxes, including Social Security taxes, at such time and in such amounts as is necessary to comply with applicable laws and regulations.


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                                    SECTION 6

                                  MISCELLANEOUS

6.1. FUNDING. The Company may, but shall not be required to establish and maintain one or more grantor trusts (individually, a "Trust") to hold assets to be used for payment of benefits under the Plan. A Trust shall conform with the terms of Internal Revenue Service Revenue Procedure 92-64 (or any subsequent administrative ruling). The assets of the Trust with respect to benefits payable to the Participants shall remain the assets of the Company subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company and shall discharge the Company from any further liability under the Plan for such payments.

6.2. RIGHTS. Establishment of the Plan shall not be construed to give any Employee the right to be retained by the Company or to any benefits not specifically provided by the Plan.

6.3. INTERESTS NOT TRANSFERABLE. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Subsection 6.7, no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or any other encumbrance of any kind or to any attachment, garnishment, or other legal process of any kind. Any attempt by a person (including a Participant or a Participant's beneficiary) to anticipate, alienate, sell, transfer, assign, pledge, or otherwise encumber any benefits under the Plan, whether currently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person's benefits under the Plan, or if by any reason of such person' s bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in the Plan Administrator's sole discretion, may terminate the interest in any such benefits of the person otherwise entitled thereto under the Plan and may hold or apply such benefits in such manner as the Plan Administrator may deem proper.

6.4. UNCLAIMED AMOUNTS. Unclaimed amounts shall consist of the amounts in the Deferred Compensation Account of a Participant that cannot be distributed because of the Plan Administrator's inability, after a reasonable search, to locate a Participant or the Participant's beneficiary, as applicable, within a period of two years after the Distribution Date upon which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company, if any, under the Plan. After an unclaimed amount has been forfeited, the Participant or


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beneficiary, as applicable, shall have no further right to amounts in the
Participant's Deferred Compensation Account.

6.5. CONTROLLING LAW. The law of the state of incorporation of the Company shall be controlling in all matters relating to the Plan to the extent not preempted by Federal law.

6.6. ACTION BY THE COMPANY. Except as otherwise specifically provided herein, any action required of or permitted to be taken by an Company under the Plan shall be by resolution of its Board of Directors or by resolution of a duly authorized committee of its Board of Directors or by action of a person or persons authorized by resolution of such Board of Directors or such committee.

6.7. OFFSET FOR OBLIGATIONS TO COMPANY. If, at such time as a Participant or a Participant's beneficiary becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to the Company or an affiliate of the Company, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Company may offset the amount owing it or an affiliate against the amount of benefits otherwise distributable hereunder.

6.8. CLAIMS PROCEDURES. Any person (hereinafter referred to as a "Claimant") who believes that he or she is being denied a benefit to which he or she may be entitled under the Plan may file a written request for such benefit with the Plan Administrator. Such written request must set forth the Claimant's claim and must be addressed to the Plan Administrator, at the Company's principal place of business. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety days and shall deliver a reply within ninety days. The Plan Administrator may, however, extend the reply period for an additional ninety days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall issue a written determination, using language calculated to be understood by the Claimant, setting forth:

         (a)      The specific reason or reasons for such denial;

         (b) The specific reference to pertinent provisions of the Plan upon which such denial is based;

         (c) A description of any additional material or information necessary for the Claimant to perfect the Claimant's claim and an explanation why such material or such information is necessary; and

         (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and the time limits for requesting such a review.


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Within sixty days after the receipt by the Claimant of the written determination described above, the Claimant may request in writing, that the Plan
Administrator review the Plan Administrator's determination. The request must be addressed to the Plan Administrator, at the Company's principal place of business. The Claimant or the Claimant's duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the Plan Administrator's determination within such sixty day period, the Claimant shall be barred and estopped from challenging the Plan Administrator's determination. Within sixty days after the Plan Administrator's receipt of a request for review, the Plan Administrator will review the determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written determination, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as practicable, but no later than one hundred twenty days after receipt of the request for review.

6.9. NOTICE. Any notice required or permitted to be given under the provisions of the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. Notices to the Plan Administrator should be sent in care of the Company at the Company's principal place of business. The date of such mailing shall be deemed the date of notice. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner set forth above.

                                    SECTION 7

                            AMENDMENT AND TERMINATION

7.1. The Company intends the plan to be permanent, but reserves the right at any time to modify, amend or terminate the Plan; provided however, that except as provided below, any amendment or termination of the Plan shall not reduce or eliminate any balance in a Participant's Deferred Compensation Account accrued through the date of such amendment or termination. Upon termination of the Plan, the Company may provide that notwithstanding the Participant's Distribution Date, all Deferred Compensation Account balances will be distributed on a date selected by the Company.


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         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers on this ___ day of December, 1996.

                                     BANK RHODE ISLAND


                                     By:
                                        -------------------------------
                                     Its:
                                         ------------------------------





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